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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

1.   Lotus Technologies, Inc. -- California

2.   Intevac Foreign Sales Corporation -- Barbados

3.   Intevac Asia Private Limited -- Singapore

4.   Intevac Malaysia Sdn Bhd - Malaysia

5.   IRPC, Inc. -- California